UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 20, 2014

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, Enservco Corporation (the “Company”) held its annual Board of Directors meeting in New York, New York. At the meeting, the Board of Directors determined that, consistent with the actions and recommendations of the stockholders: (i) Michael D. Herman, Steven P. Oppenheim, Gerard P. Laheney, and Rick D. Kasch will serve as the Company’s directors; (ii) EKS&H, LLLP will serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014; and (iii) the Company’s certificate of incorporation will be amended to change the quorum requirement for stockholders’ meetings to one-third of the outstanding shares entitled to vote at the meeting.

The Board of Directors also reviewed and approved the Audit Committee Charter, determined that it complies with the rules that apply to the Company, and appointed the independent directors—being Messrs. Laheney and Oppenheim—to the Audit Committee, with Mr. Oppenheim the chairman.

The Company’s Board of Directors also elected the following executive officers of the Company:

▪	Michael D. Herman – Chairman of the Board of Directors
▪	Rick D. Kasch – President, Chief Executive Officer, and Principal Executive Officer
▪	Robert J. Devers – Chief Financial Officer, Principal Financial Officer, Treasurer, and Secretary
▪	Austin Peitz – Vice President of Field Operations
▪	Jess Edens – Controller
▪	Amanda Dalbey – Assistant Secretary

In electing the officers as noted above, the Board of Directors determined that the offices of Controller, Secretary, and Assistant Secretary and not executive officers as that term is used in Item 401(b) of SEC Regulation S-K, and are not “officers” as that term is defined in SEC Rule 16a-1(f) in that they do not have policy-making functions and, consequently, are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the stockholders on June 17, 2014, the stockholders voted to amend the Company’s certificate of incorporation to change the quorum requirement for stockholders’ meetings to one-third of the outstanding shares entitled to vote at the meeting. The Company prepared a certificate of amendment to the Company’s certificate of incorporation, which was approved by the Board at the annual meeting of the Board of Directors and filed with the Delaware Secretary of State on June 24, 2014. The certificate of amendment is attached hereto as Exhibit 3.01.

Item 8.01 Other Events.

At the annual meeting of the Board of Directors, the board reviewed and reaffirmed several Company policies without amendment, including the Amended Code of Business Conduct and Ethics and Whistleblower Policy, the Amended Insider Trading Policy, and the Related Party Transaction Policy. The Board of Directors reviewed and approved amendments to the Company’s Policy on Trading Blackout Periods; Benefit Plans; and Section 16 Reporting, which altered who the policy applies to among other minor changes. Each of the Company’s policies mentioned above are available for review on the Company’s website at: http://irdirect.net/ENSV/corporate_governance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.01	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company. Filed herewith.

14.01	Amended Code of Business Conduct and Ethics and Whistleblower Policy(1)

14.02	Amended Insider Trading Policy. Filed herewith.

14.03	Related Party Transactions Policy(1)

14.04	Audit Committee Charter(1)

14.05	Amended Policy on Blackout Periods; Benefit Plans; and Section 16 Reporting. Filed herewith.

(1) Incorporated by reference from the Company’s Current Report on Form 8-K dated May 29, 2013, and filed on May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of June 2014.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President